EXHIBIT 11
                                   ----------

                   CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                      (in thousands, except per share data)


                                           For the Six Months Ended August 31,
                                         ---------------------------------------
                                               2001                  2000
                                         -----------------     -----------------
                                          Basic    Diluted      Basic    Diluted
                                         -------   -------     -------   -------
Income applicable to common shares       $59,777   $59,777     $44,012   $44,012
                                         =======   =======     =======   =======
Shares:
Weighted average common shares
  outstanding                             41,834    41,834      36,530    36,530
Adjustments:
  Stock options                             -        1,292        -          713
                                         -------   -------     -------   -------
Adjusted weighted average common
  shares outstanding                      41,834    43,126      36,530    37,243
                                         =======   =======     =======   =======

Earnings per common share                $  1.43   $  1.39     $  1.20   $  1.18
                                         =======   =======     =======   =======



                                          For the Three Months Ended August 31,
                                         ---------------------------------------
                                               2001                  2000
                                         -----------------     -----------------
                                          Basic    Diluted      Basic    Diluted
                                         -------   -------     -------   -------
Income applicable to common shares       $35,934   $35,934     $26,110   $26,110
                                         =======   =======     =======   =======
Shares:
Weighted average common shares
  outstanding                             42,414    42,414      36,600    36,600
Adjustments:
  Stock options                             -        1,518        -          728
                                         -------   -------     -------   -------
Adjusted weighted average common
  shares outstanding                      42,414    43,932      37,328    37,328
                                         =======   =======     =======   =======

Earnings per common share                $  0.85   $  0.82     $  0.71   $  0.70
                                         =======   =======     =======   =======